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                       APPOINTMENT OF ATTORNEYS-IN-FACT
                     FOR FORM  S-8 REGISTRATION STATEMENTS

     The Board of Directors of BankAmerica Corporation ("BAC") authorizes and determines each of Michael J. Halloran, Cheryl Sorokin, Jeffrey R. Lapic and Steven D. Krieg, is appointed attorney-in-fact, with full power of substitution, for and on behalf of BAC for the purpose of executing and filing with the Securities and Exchange Commission Registration Statements on Form S-8 covering shares of BAC common stock as may be deliverable pursuant to: (i) the Continental Bank Corporation stock options and stock appreciation rights that are assumed by BAC pursuant to the Restated Merger Agreement between BAC and Continental Bank Corporation and (ii) the BAC 1992 Management Stock Plan, and any and all amendments (including post-effective amendments) thereto.

                                 CERTIFICATION
                                 -------------

     I, Cheryl Sorokin, the Secretary of BankAmerica Corporation, a Delaware corporation having its principal place of business in the City and County of San Francisco, State of California, certify that the foregoing resolution is a true and correct copy of the resolution adopted by the Board of Directors of BankAmerica Corporation, at a meeting held on May 26, 1994. This resolution is still in effect.


                                                 -----------------------------
                                                           Secretary
                                                    BANKAMERICA CORPORATION

Dated: May 31, 1994